EXHIBIT 3.2

AMENDED AND RESTATED

BY- LAWS

OF

CTI INDUSTRIES CORPORATION

(March 16, 2017)

ARTICLE I - OFFICES

Section 1.           Registered Office. The registered office shall be established and maintained at 22160 N. Pepper Road, Lake Barrington, Illinois 60010.

Section 2.           Other Offices. The Corporation may have other offices, either within or without the State of Illinois, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1.           Annual Meetings. Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of meeting, shall be held at such place, either within or without the State of Illinois, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the registered office of the Corporation in Illinois on the 2nd Friday in June at 10:00 a.m.

For business to be properly brought before an annual meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the secretary of the Corporation, delivered or mailed to and received at the principal executive office of the Corporation not less than 120 days nor more than 150 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the Public Disclosure of an adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above. For purposes hereof, “Public Disclosure” is a disclosure made in a press release reported by the Dow Jones News Services, the Associated Press or a comparable national news service in a document filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. A shareholder’s notice to the secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting including information on the shareholder on whose behalf the proposal is made which would be required to be disclosed in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) a representation that the shareholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or be represented at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 1, and, in such event, the business not properly before the meeting shall not be transacted.

Unless specifically prohibited by the Restated Articles of Incorporation or these Amended and Restated By-Laws, the Corporation may allow shareholders to participate in and act at any meeting of the shareholders through the use of a conference telephone or interactive technology, including but not limited to electronic transmission, Internet usage, or remote communication, by means of which all persons participating in the meeting can communicate with each other. A shareholder entitled to vote at a meeting of the shareholders shall be permitted to attend the meeting where space permits, and subject to the Corporation’s Amended and Restated By-Laws and rules governing the conduct of the meeting and the power of the presiding officer to regulate the orderly conduct of the meeting. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.           Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than sixty days and, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

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Section 3.           Voting. Each shareholder entitled to vote in accordance with the terms and provisions of the Articles of Incorporation and these Amended and Restated By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote and no shareholder shall be entitled to cumulative voting; all other questions shall be decided by majority vote except as otherwise provided by the Restated Articles of Incorporation or the laws of the State of Illinois.

Section 4.            Quorum. Except as otherwise required by law, by the Restated Articles of Incorporation or by these Amended and Restated By-Laws, the presence, in person or by proxy, of shareholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to so vote. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time for a period not to exceed 30 days from the originally scheduled date of the meeting, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.           Special Meetings.

(a) Special meetings of the shareholders may be called by (i) the President or (ii) the Board of Directors and shall be called by the President or the Board of Directors upon the demand, in accordance with this Section 5, of holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the any matter proposed to be considered at the special meeting, for the purpose or purposes stated in the call of the meeting.

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(b) In order that the Corporation may determine the shareholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder’s notice described in Section 6 of this article of these Amended and Restated By-Laws.

(c) In order for a shareholder or shareholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the matter proposed to be considered at the special meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a special meeting, shall set forth the specific purpose or purposes for which the special meeting is to be held shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Demand Record Date.

(d) The Corporation shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by subsection (c) of this Section 5, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this subsection (d), the following terms shall have the meanings set forth below:

(1)       “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(2)       “Participant” shall have the meaning assigned to such term in Rule 14a-ll promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(3)       “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(4)       “Proxy” shall have the meaning assigned to such term in Rule 14a-l promulgated under the Exchange Act.

(5)       “Solicitation” shall have the meaning assigned to such term in Rule 14a-ll promulgated under the Exchange Act.

(6)       “Soliciting Shareholder” shall mean, with respect to any special meeting demanded by a shareholder or shareholders, any of the following Persons: (A) if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to paragraph (b) of this Section 5 is 10 or fewer, each shareholder signing any such demand; (B) if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to subsection (c) of this Section 5 is more than 10, each Person who either (x) was a Participant in any Solicitation of such demand or demands or (y) at the time of the delivery to the Corporation of the documents described in subsection (c) of this Section 5 had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or (C) any Affiliate of a Soliciting Shareholder, if a majority of the Directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in subsection (c) of this Section 5 and/or the written agreement described in this subsection (d) in order to prevent the purposes of this Section 5 from being evaded.

Section 6.           Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at this address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If the meeting involves a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, the notice must be given no less than 20 days and not more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Whenever any notice whatever is required to be given under the provision of any law, or under the provisions of the Restated Articles of Incorporation of the Corporation or these Amended and Restated By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

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Section 7.           Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express written consent or dissent to corporate action without a meeting may authorize another person or persons to act for the shareholder by proxy executed in writing by such shareholder or his or her duly authorized attorney-in-fact. To authorize another person or persons to act for the shareholder by proxy, the shareholder or his or her authorize attorney-in-fact must sign an appointment form and deliver it to the person so appointed. No such proxy is valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

No proxy shall be solicited by means of any communication containing a statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order that the statements made not be false or misleading.

Section 8.           Informal Action By Shareholders. Unless otherwise provided in the Restated Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing is signed either (1) by all of the shareholders entitled to vote on the matter or (2) by the holders of outstanding shares having at least the number of votes necessary to authorize or take the action on the matter at a meeting if (i) 5 days’ prior written notice of the execution of the consent is given to all shareholders entitled to vote on the matter and (ii) after the effective date of the consent, prompt notice of the taking of the Corporation action without a meeting by less than unanimous consent shall be delivered in writing to those shareholders who have not consented to it in writing.

Section 9.            Business Transacted. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

ARTICLE III - DIRECTORS

Section 1.           Number and Term. The number of directors shall be no fewer than three (3) and no more than seven (7) provided that the number may be increased or decreased from time to time by an amendment to these Amended and Restated By-Laws or resolution adopted by the Board of Directors or by the shareholders. The directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

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Section 2.           Elections. Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by the Board of Directors or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Any nomination by a shareholder must be made by written notice to the secretary delivered or mailed to and received at the principal executive office of the Corporation: (i) with respect to an election to be held at an annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which Public Disclosure of the date of the annual meeting was made, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the first Public Disclosure of the date of the special meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for the giving of shareholder’s notice as described above. A shareholder’s notice to the secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director. (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person (fur the purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), (4) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such person as a director of the Corporation pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board of Directors, and (5) such person’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected; and (b) as to the shareholder giving notice: (1) the name and address, as they appear on the Corporation’s records, of such shareholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder (determined as provided in clause (a)(3) above), (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote on the election of directors at such meeting and that such shareholder intends to appear in person or be represented at the meeting to nominate the person or persons specified in the notice, and (4) a description of all agreements, arrangements or understandings between the shareholder and each nominee of the shareholder and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting at which a shareholder nomination is presented shall, if the facts warrant, determine and declare to the meeting that such nomination was not made in accordance with the procedures prescribed by this Section 2, and, in such event, the defective nomination shall be disregarded.

Section 3.           Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of such regular meeting shall not be required.

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Section 4.           Special Meetings. Special meetings of the Board of Directors may be called by the President or at the request of any two or more directors and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived, by mailing written notice not less than three days before the meeting or, by sending by electronic transmission the same not less than 18 hours before the meeting, to each director at his business address. If mailed, such notice shall be deemed to be delivered, when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of, any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 5.            Quorum. At any meeting of the Board of Directors, a majority of the number of directors fixed by these Amended and Restated By-Laws shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of these present may adjourn the meeting to another place, date or time without further notice or waiver thereof.

Section 6.           Participation and Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or interactive technology, including, but not limited to, electronic transmission, internet usage or remote communication that enable all persons participating in a meeting to communicate with each other. Such participation shall constitute presence in person at such meeting for all purposes.

Section 7.           Conduct of Business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided herein or provided by law. At any meeting of the Board of Directors, business shall be transacted in such order and manner it as the board may, from time to time determine.

Section 8.           Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the Amended and Restated By-Laws or otherwise, may create one or more committees and designate two or more directors to serve on any such committee or committees. Any such committee or committees, to the extent provided in such resolution, will have and exercise the authority of the Board of Directors, except as otherwise required by law. Vacancies in the membership of any committee will be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee will keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 9.           Resignations. Any director, member of. committee or other officer may resign at any time. Such resignation shall be made by written notice to the Board of Directors, and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

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Section 10.           Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 11.           Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the shareholders called for this purpose, or by written consent as provided by law, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, or by written consent as provided by law, by the affirmative vote of a majority in interest of the shareholders entitled to vote.

Section 12.           Increase of Number The number of directors may be increased or decreased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the shareholders, at the annual meeting or at a special meeting called for that purpose; and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Section 13.           Compensation. Directors shall not receive any stated salary for their services as directors or as member of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 14.           Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

Section 15.            Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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Section 16.           Director Conflict of Interest.

(a)       If a transaction is fair to the Corporation at the time it is authorized, approved, or ratified, the fact that a director of the Corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction or the director’s vote regarding the transaction; provided, however, that in a proceeding contesting the validity of such a transaction, the person asserting validity has the burden of proving fairness unless:

(1)       the material facts of the transaction and the director’s interest or relationship were disclosed or known to the Board of Directors or a committee of the board and the board or committee authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; or

(2)       the material facts of the transaction and the director’s interest or relationship were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction without counting the vote of any shareholder who is an interested director.

(b)       For purposes of this Section 16, a director is “indirectly” a party to a transaction if the other party to the transaction is an entity in which the director has a material financial interest or of which the director is an officer, director or general partner.

Section 17.           No Personal Liability. No director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring before the date when this provision becomes effective.

ARTICLE IV - OFFICERS

Section 1.           Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers at it may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

Section 2.           Other Officers and Agents. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

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Section 3.           Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a Corporation. Except as limited or authorized in some other manner by the Board of Directors, he shall have power to bind the Corporation and to sign all contracts and other instruments of the Corporation.

Section 4.           President. The President shall be the chief operating officer of the Corporation and shall have the general powers and duties to perform or supervise all matters covering the operation of the Corporation’s business and shall have such other powers and duties as may be designated by the Board of Directors from time to time. Except as limited by the Board of Directors, he shall have authority and power to bind the Corporation and sign contracts and other instruments for the Corporation. He shall preside over the day to day activities of the Corporation and shall have general supervision, direction and control for the business of the Corporation. In the absence or disability of the Chief Executive Officer, he shall perform the duties and have the powers of the Chief Executive Officer.

Section 5.           Vice President. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

Section 6.           Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

Section 7.           Secretary. The Secretary shall give, or cause to be given notice of all meetings of shareholders and directors, and all other notices required by law or by these Amended and Restated By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these Amended and Restated By-Laws. He shall record all the proceedings of the meetings of the Corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

Section 8.           Assistant Treasurer and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

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Section 9.           Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V - SHARES OF CAPITAL STOCK

Section 1.           Certificates of Shares. The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to the rights and obligations of the holders of certificates representing stock of the same class and series.

Certificates representing shares of the Corporation will be signed by the President, the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal, or a facsimile of the seal, of the Corporation if the Corporation uses a seal. If a certificate is countersigned by a transfer agent or a registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

Each certificate representing shares will also state that the Corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents. Each certificate representing shares will be consecutively numbered or otherwise identified.

The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued will be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation will be deemed the owner of those shares for all purposes as regards the Corporation. No certificate will be issued for any share until such share is fully paid.

Section 2.           Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

Section 3.           Transfers of Shares. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

Section 4.           Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Restated Articles of Incorporation.

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Section 5.           Corporate Seal. The Corporation shall have the power to have a corporate seal in the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Affixing a corporate seal shall not give the instrument additional force or effect and the use of a corporate seal is not mandatory.

ARTICLE VI - FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE VII - NOTICES

Section 1.           Notices. Whenever notice is required to be given to any stockholder, directors, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in any instance be effectively given by depositing a writing in a post office or letter box in a prepaid, sealed envelope addressed to such shareholder, director, officer or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is sent shall be the time of the given of the notice.

Section 2.           Waivers. A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer or agent. Neither the business nor the purpose of any meeting need to be specified in such a waiver.

ARTICLE VIII - AMENDMENTS

These Amended and Restated By-Laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of the directors present at the meeting or at any meeting of the shareholders of the Corporation by the affirmative vote of such shareholders. No by-law adopted by the shareholders may be altered, amended or repealed by the Board of Directors.

ARTICLE IX - INDEMNIFICATION

Section 1.           Power to Hold Harmless. The Corporation shall indemnify to the fullest extent permitted under the IBCA, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the IBCA permitted the Corporation to provide prior to such amendment) any person who was or is party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by the reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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Section 2.           Power to Indemnify Litigant. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if said person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.           Reimbursement Authorized. To the extent that a present or former director, officer or employee of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

Section 4.           Determination if Reimbursement is Proper. Any indemnification under Sections 1, 2 or 3 of this article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1, 2 or 3 of this article. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors, even though less than a quorum, designated by a majority vote of such directors, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

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Section 5.           Advance of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Section 5. Such expenses (including attorneys’ fees) incurred by directors, officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.           Non-Exclusivity. The indemnification and advancement of expenses provided by or granted under the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a by-law shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 7.           Right to Acquire Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Section 7.

Section 8.           Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director or officer under Section 2, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

Section 9.           Survival of Indemnification. The indemnification and advancement of expenses provided by or granted under this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

Section 10.           Effect of Amendment. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of these Bylaws inconsistent with this Article IX, whether by action of the Board of Directors or the shareholders of the Corporation, shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

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